Exhibit 99.1

Contact:	Tricia J. Richardson
Senior Manager, Investor Relations
Novavax, Inc.
240-268-2031
NOVAVAX Terminates Negotiations with
ROVI Pharmaceuticals for Influenza Vaccine Collaboration
Rockville, MD (February 08, 2010) —/PRNewswire-FirstCall/—Novavax, Inc. (NASDAQ: NVAX) announced today that the company has decided to discontinue negotiations in its pursuit of the previously announced collaboration with ROVI Pharmaceuticals (Madrid: ROVI) to develop Novavax’s virus-like-particle (VLP)-based vaccines against influenza in the country of Spain. This decision is due to the companies’ inability to agree on acceptable terms of the proposed collaboration and to obtain the necessary funding commitments for the program. Novavax is free to seek a new partner for its pandemic and seasonal influenza vaccine development efforts in Europe in the future.
Dr. Rahul Singhvi, President and Chief Executive Officer of Novavax, stated: “We are disappointed that we could not reach agreement with ROVI on the terms of our proposed collaboration and obtain the necessary funds to guarantee the advancement of the influenza program in Spain. We appreciate the Spanish government’s interest in working with us to develop a VLP-based flu vaccine solution for Spain and will continue to seek partners for in-border development of our influenza vaccines throughout Europe. In the meantime, we are continuing to make great progress with the development of our vaccines in Mexico, India and the US. In Mexico, we are currently awaiting results from our H1N1 influenza vaccine clinical study. In India, we expect to open a VLP vaccine production facility in March. And in the United States, we are awaiting results of our seasonal influenza vaccine study in the elderly. We also anticipate receiving an ultimate decision from the U.S. Department of Health and Human Services’ Biomedical Advanced Research and Development Authority (BARDA) regarding funding to develop recombinant influenza vaccines and look forward to launching clinical development of our vaccine against respiratory syncytial virus (RSV) later this year.”
About Novavax
Novavax, Inc. is a clinical-stage biotechnology company creating novel vaccines to address a broad range of infectious diseases worldwide, including H1N1, using advanced proprietary virus-like-particle (VLP) technology. The company produces potent VLP-based recombinant vaccines utilizing new and efficient manufacturing approaches. Novavax is committed to using its VLP technology to create country-specific vaccine solutions. The company has formed a joint venture with Cadila Pharmaceuticals, named CPL Biologicals, to develop and manufacture vaccines, biological therapeutics and diagnostics in India. Additional information about Novavax is available on the company’s website: www.novavax.com

Forward-looking Statements
Statements herein relating to future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding revenues, operating expenses, cash burn, and clinical developments and anticipated milestones are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Novavax cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including the Company’s ability to progress any product candidates in preclinical or clinical trials; the scope, rate and progress of its preclinical studies and clinical trials and other research and development activities; clinical trial results; current results may not be predictive of future results; even if the data from preclinical studies or clinical trials is positive, the product may not prove to be safe and efficacious; Novavax’s pilot plant facility is subject to extensive validation and FDA inspections, which may result in delays and increased costs; our ability to enter into future collaborations with industry partners and the government and the terms, timing and success of any such collaboration; the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights; our ability to obtain rights to technology; competition for clinical resources and patient enrollment from drug candidates in development by other companies with greater resources and visibility; our ability to obtain adequate financing in the future through product licensing, co-promotional arrangements, public or private equity or debt financing or otherwise; general business conditions; competition; business abilities and judgment of personnel; and the availability of qualified personnel. Further information on the factors and risks that could affect Novavax’s business, financial conditions and results of operations, is contained in Novavax’s filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov. These forward-looking statements speak only as of the date of this press release, and Novavax assumes no duty to update forward-looking statements.
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